As filed with the Securities and Exchange Commission on June 15, 1995
                                                       Registration No. 33-

                                    Form S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                              APPLE COMPUTER, INC.
             (Exact name of registrant as specified in its charter)

              CALIFORNIA                   94-2404110
     (State or other Jurisdiction       (I.R.S. Employer
         of Incorporation or           Identification No.)
            Organization)

                                 1 Infinite Loop
                           Cupertino, California 95014
                          (Address, including zip code,
                  of registrant's principal executive offices)

                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                              EDWARD B. STEAD, ESQ.
                  Vice President, General Counsel and Secretary
                              Apple Computer, Inc.
                            1 Infinite Loop, M/S 38-I
                           Cupertino, California 95014
                                 (408) 996-1010
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:
                                 JOHN FORE, ESQ.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (415) 493-9300

                          CALCULATION OF REGISTRATION FEE

                              Proposed     Proposed
                              maximum      maximum
 Title of     Amount to       offering     aggregate      Amount of
securities       be           price per    offering       registration
   to be     registered(1)    unit (2)     price (2)      fee (3)
registered

Common       3,000,000        $43.625    $130,875,000     $45,129.63
Stock        shares
issuable
under the
Employee Stock
Purchase Plan



(1) Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectus relating to this Registration Statement also relates to shares registered under Form S-8 Registration Statements Nos. 2-70449, 2-85095, 33-866, 33-23650, 33-
     31075,  33-40877 and 33-57092.  A total of 10,000,000 shares  issuable under the Employee Stock Purchase Plan has previously been registered under the Securities Act.

(2) Represents the fair market value of the Common Stock on June 14, 1995, based on the average of the high and low sale price reported by the NASDAQ National Market System for such date.

(3)  1/29 of 1% of the maximum aggregate offering price.

                Incorporation of Previous Registration Statement


     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 3,000,000 shares under the Employee Stock Purchase Plan. Pursuant to Instruction E, the contents of the Registrant's Form S-8 Registration Statements Nos. 2-70449, 2-85095, 33-866, 33-23650, 33-31075, 33-40877 and 33-57092
     are hereby incorporated by reference.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant, APPLE COMPUTER, INC., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, County of Santa Clara, State of California, on this 14th day of June, 1995.

APPLE COMPUTER, INC.



By:  /s/ Michael Spindler
     Michael Spindler, President and
     Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Graziano, Michael Spindler and Edward B. Stead, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                 Title                          Date



/s/  Michael Spindler     President and                  June  14, 1995
(Michael Spindler)        Chief Executive Officer
                          (Principal Executive Officer)
                          and Director

/s/ Joseph A. Graziano    Executive Vice President and   June 14, 1995
(Joseph A. Graziano)      Chief  Financial Officer
                          (Principal Financial Officer)
                          and Director

/s/ Jeanne Seeley         Vice President and             June 14, 1995
(Jeanne Seeley)           Corporate Controller
                          (Principal Accounting Officer)



/s/ Gilbert F. Amelio     Director                       June 14, 1995
(Gilbert F. Amelio)



/s/ Peter O. Crisp        Director                       June 14, 1995
(Peter O. Crisp)



/s/ Bernard Goldstein    Director                        June 13, 1995
(Bernard Goldstein)



/s/ B. Jurgen Hintz      Director                        June 14, 1995
(B. Jurgen Hintz)



/s/ Katherine M. Hudson  Director                        June 14, 1995
(Katherine M. Hudson)



/s/ Delano E. Lewis      Director                        June 14, 1995
(Delano E. Lewis)



/s/ A. C. Markkula, Jr.  Director                        June 14, 1995
(A.C. Markkula, Jr.)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                         ______________________________



                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933


                         _______________________________



                              APPLE COMPUTER, INC.


                        ________________________________



                                    EXHIBITS


                        ________________________________

                                INDEX TO EXHIBITS

                                                         Sequentially
Exhibit                                                  Numbered
Number    Note   Description                             Page

5.1              Opinion   of  counsel
                 as  to  legality  of  securities
                 being registered.                       8

24.1      (1)    Consent of counsel.                     7

24.2             Consent of independent auditors.        10

25.1      (2)    Power of attorney.                      7
________________
NOTES

  (1)Contained in Exhibit 5.1

  (2)See Pages II-1 to II-2.